SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Supplement to Definitive Proxy Statement

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-12

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Eaton Vance Floating-Rate 2022 Target Term Trust (Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, Schedule or Registration Statement no.:

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(3) Filing Party:

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(4) Date Filed:

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Eaton Vance Floating-Rate 2022 Target Term Trust (the “Fund”)

Two International Place

Boston, Massachusetts 02110

CORRECTION TO PROXY STATEMENT

For the Annual Meeting of Shareholders

To be held on April 15, 2021

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The Annual Meeting of Shareholders is to be held on April 15, 2021 (the “Annual Meeting”). Any references in the Fund’s proxy materials dated February 23, 2021 to the Annual Meeting taking place on another date are hereby corrected.

Eaton Vance Floating-Rate 2022 Target Term Trust

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on Thursday, April 15, 2021: The Notice of Annual Meeting of Shareholders, Proxy Statement, Proxy Card and Shareholder Report are available on the Eaton Vance website at https://funds.eatonvance.com/closed-end-fund-and-term-trust-documents.php.

The Annual Meeting of Shareholders of Eaton Vance Floating-Rate 2022 Target Term Trust, a Massachusetts business trust (the “Fund”), will be held at the principal office of the Fund, Two International Place, Boston, Massachusetts 02110, on Thursday, April 15, 2021 at 12:00 p.m. (Eastern Time), for the following purposes:

(1)	To elect Trustees of the Fund as outlined below:
	a.	three Class I Trustees, Thomas E. Faust Jr., Mark R. Fetting and Keith Quinton, to be elected by the holders of the Fund’s Common Shares and Variable Rate Term Preferred Shares, voting together as a single class; and
	b.	one Class I Trustee, George J. Gorman, to be elected by the holders of the Fund’s Variable Rate Term Preferred Shares, voting separately as a single class.
(2)	To consider and act upon any other matters that may properly come before the meeting and any adjourned or postponed session thereof.

Any such vote FOR or AGAINST the proposal will also authorize the persons named as proxies to vote accordingly FOR or AGAINST any such adjournment of the Annual Meeting of Shareholders.

The Board of Trustees of the Fund has fixed the close of business on February 2, 2021 as the record date for the determination of the shareholders of the Fund entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. As part of our effort to maintain a safe and healthy environment at our Annual Meeting, the Fund and the Board are closely monitoring developments with respect to the novel coronavirus, COVID-19, and the advice and guidance of public health officials. For that reason, the Board reserves the right to reconsider the date, time and/or means of convening the Annual Meeting.  Subject to any restrictions imposed by applicable law, the Board may choose to conduct the meeting solely by means of remote communications, or may hold a “hybrid” meeting where some participants attend in person and others attend by means of remote communications.  If the Board chooses to change the date, time and/or means of convening the Annual Meeting, the Fund will announce the decision to do so in advance, and details on how to participate will be issued by press release and filed with the Securities and Exchange Commission as additional proxy material.  Attendees are also encouraged to review guidance from public health authorities on this issue.

 By Order of the Board of Trustees,

/s/ Maureen A. Gemma

Maureen A. Gemma

Secretary

March 4, 2021

Boston, Massachusetts

If you already returned a validly executed proxy card, your vote will be recorded unless you submit a subsequent proxy or you otherwise revoke your prior proxy. If you have any questions, please contact AST Fund Solutions, LLC, your Fund’s proxy solicitor, at 866-864-4942.

THIS INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.